77C      Matters submitted for vote of security holders
         ----------------------------------------------

(a) On April 30, 2002, the Annual Meeting of Shareholders of Liberty All-Star Equity Fund (Fund) was held to elect one (1) Trustee; to approve the Fund's Portfolio Management Agreements; and to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002. On February 1, 2002, the record date for the Meeting, the Fund had outstanding 106,447,090 shares of beneficial interest. The votes cast at the Meeting were as follows:

(b)      Election of one (1) Trustee:
                           For                 Against         Broker Non-Votes
James E. Grinnell       99,992,782.355        1,496,519.060             0

(c)1. To approve the Fund's Portfolio Management Agreement with TCW Investment Management Company:
For:              98,694,854.081   shares  of  beneficial   interest  being  a
                                   majority of the shares  represented  at the
                                   Meeting
Against:           1,137,684.163   shares of beneficial interest
Abstain:           1,656,763.171   shares of beneficial interest
Broker Non-Votes:              0

(c)2 To approve the Fund's Portfolio Management Agreement with Schneider Capital Management Corporation:

For:              98,714,898,492    shares  of  beneficial   interest  being  a
                                    majority of the shares  represented  at the
                                    Meeting
Against:           1,070,707.215    shares of beneficial interest
Abstain:           1,703,695.708    shares of beneficial interest
Broker Non-Votes:              0


(c)3.    Ratification of the selection of PricewaterhouseCoopers LLP:
For:              99,645,531.388     shares  of  beneficial   interest  being  a
                                     majority of the shares  represented  at the
                                     Meeting
Against:             707,408.602     shares of beneficial interest
Abstain:           1,136,361.425     shares of beneficial interest
Broker Non-Votes:                                      0

(d) Not applicable

(proxy statement incorporated herein by reference to Accession Number
 0000021847-02-000094)